Exhibit 22.1

List of Guarantor Subsidiaries

As of July 31, 2023, the following subsidiaries of HEICO Corporation (the "Company") are guarantors of the Company’s 5.25% Senior Notes due 2028 and 5.35% Senior Notes due 2033:

16-1741 PROPERTY, INC.
26 WARD HILL PROPERTY, LLC
3 MCCREA PROPERTY COMPANY, LLC
34 FREEDOM COURT, CORP.
3D PLUS U.S.A., INC.
60 SEQUIN LLC
8929 FULLBRIGHT PROPERTY, LLC
ACCURATE METAL MACHINING, INC.
ACTION RESEARCH CORPORATION
AEROANTENNA TECHNOLOGY, INC.
AERODESIGN, INC.
AEROELT, LLC
AEROSPACE & COMMERCIAL TECHNOLOGIES, LLC
AIRCRAFT TECHNOLOGY, INC.
ANALOG MODULES, INC.
APEX HOLDING CORP.
APEX MICROTECHNOLOGY, INC.
ASTRO PROPERTY, LLC
ASTROSEAL PRODUCTS MFG. CORPORATION
BAY EQUIPMENT CORP.
BLUE AEROSPACE LLC
BREIDON, LLC
CAMTRONICS, LLC
CARBON BY DESIGN CORPORATION
CARBON BY DESIGN LLC
CHARTER ENGINEERING, INC.
CONNECTRONICS CORP.
CONXALL CORPORATION
CSI AEROSPACE, INC.
DB CONTROL CORP.
DECAVO LLC
DIELECTRIC SCIENCES, INC.
DUKANE SEACOM, INC.
ENGINEERING DESIGN TEAM, INC.
FLIGHT MICROWAVE CORPORATION
FUTURE AVIATION, INC.
HARTER AEROSPACE, LLC
HEICO AEROSPACE CORPORATION
HEICO AEROSPACE HOLDINGS CORP.
HEICO AEROSPACE PARTS CORP.
HEICO EAST CORPORATION
HEICO ELECTRONIC TECHNOLOGIES CORP.
HEICO FLIGHT SUPPORT CORP.
HEICO PARTS GROUP, INC.

HEICO REPAIR GROUP AEROSTRUCTURES, LLC
HEICO REPAIR, LLC
HETC I, LLC
HETC II CORP.
HETC III, LLC
HETC IV, LLC
HETC V, LLC
HFSC III CORP.
HFSC IV CORP.
HFSC V, LLC
HFSC VI, LLC
HFSC VII, LLC
HFSC VIII, LLC
HFSC XI CORP.
HNW 2 BUILDING CORP.
HNW BUILDING CORP.
HVT GROUP, INC.
INERTIAL AIRLINE SERVICES, INC.
INTELLIGENT DEVICES, LLC
IRCAMERAS LLC
IRONWOOD ELECTRONICS, INC.
JET AVION CORPORATION
JETSEAL, INC.
LEADER TECH, INC.
LPI INDUSTRIES CORPORATION
LUCIX CORPORATION
LUMINA POWER, INC.
MASTIFF DESIGN, INC.
MCCLAIN INTERNATIONAL, INC.
MIDWEST MICROWAVE SOLUTIONS, INC.
NIACC-AVITECH TECHNOLOGIES INC.
NORTHWINGS ACCESSORIES CORPORATION
OPTICAL DISPLAY ENGINEERING, INC.
OPTICAL DISPLAY ENGINEERING, LLC
PACIWAVE, INC.
PIONEER INDUSTRIES LLC
PRIME AIR, LLC
PYRAMID SEMICONDUCTOR CORP
QUELL CORPORATION
R.H. LABORATORIES, INC.
RADIANT POWER CORP.
RADIANT POWER IDC, LLC
RADIANT-SEACOM REPAIRS CORP.
RAMONA RESEARCH, INC.
REINHOLD HOLDINGS, INC.
REINHOLD INDUSTRIES, INC.
RESEARCH ELECTRONICS INTERNATIONAL, L.L.C.
RIDGE ENGINEERING, LLC
RIDGE HOLDCO, LLC
ROBERTSON FUEL SYSTEMS, LLC
ROCKY MOUNTAIN HYDROSTATICS, LLC
SANTA BARBARA INFRARED, INC.

SEAL DYNAMICS LLC
SEAL Q CORP.
SENSOR SYSTEMS, INC.
SENSOR TECHNOLOGY ENGINEERING, LLC
SIERRA MICROWAVE TECHNOLOGY, LLC
SOLID SEALING TECHNOLOGY, INC.
SPECIALITY SILICONE PRODUCTS, INC.
SUNSHINE AVIONICS LLC
SWITCHCRAFT HOLDCO, INC.
SWITCHCRAFT, INC.
THE BECHDON COMPANY, LLC
THERMAL ENERGY PRODUCTS, INC.
THERMAL STRUCTURES, INC.
TRAD TESTS & RADIATIONS, INC.
TRANSFORMATIONAL SECURITY, LLC
TSID HOLDINGS, LLC
TTT CUBED, INC.
TURBINE KINETICS, INC.